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                                                                       EXHIBIT 5
                             Bingham, Dana & Gould
                               150 Federal Street
                          Boston, Massachusetts 02110




                               November 17, 1995




Media Logic, Inc.
310 South Street
Plainville, Massachusetts  02762

        Re:  Registration Statement on Form S-3
             Under the Securities Act of 1933, as Amended
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Ladies and Gentlemen:

        We have acted as counsel to Media Logic, Inc., a Massachusetts corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 130,909 shares of the Company's Common Stock, $0.01 par value per share (the "Shares"), pursuant to a Registration Statement on Form S-3 (as amended from time to time, the "Registration Statement"), initially filed by the Company with the Securities and Exchange Commission on November 17, 1995. The Shares were issued by the Company in a private placement to Advent International Corporation in September 1995 as consideration for services rendered to the Company.

        We have acted as counsel to the Company in connection with the foregoing registration of the Shares. We have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of such corporate records, documents, agreements and other instruments and certificates, and have made such investigation of law, and have discussed with officers and representatives of the Company such questions of fact, as we have deemed necessary or appropriate to enable us to express the opinions rendered hereby.

        We have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form, and the legal competence of each individual executing a document.

        We have also assumed that the registration requirements of the Act and all applicable requirements of state laws regulating the sale of securities will have been duly satisfied.


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        This opinion is limited solely to the laws of the Commonwealth of
Massachusetts (other than the Massachusetts Uniform Securities Act, as to which we express no opinion) as applied by courts located in such Commonwealth.

        Based upon the foregoing, we are of the opinion that the Shares were validly issued and are fully paid and non-assessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus included in the Registration Statement.

                                        Very truly yours,


                                        /s/ Bingham, Dana & Gould
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                                        BINGHAM, DANA & GOULD



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